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                                                                    Exhibit 10.4


                       THIRD LOAN MODIFICATION AGREEMENT

     This Third Loan Modification Agreement (this "Loan Modification Agreement") is entered into on August 11, 2003 by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and SCANSOFT, INC., a Delaware corporation with offices at 9 Centennial Drive, Peabody, Massachusetts 01960 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 31, 2002, evidenced by, among other documents, (i) a certain Loan and Security Agreement dated as of October 31, 2002 between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated May 7, 2003, effective as of March 31, 2003, and as further amended by a certain Second Loan Modification Agreement dated as of June, 2003 (as further amended from time to time, the "Loan Agreement"), and (ii) a certain Negative Pledge Agreement dated as of October 31, 2002 (the "Negative Pledge Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     Modifications to Loan Agreement. Section 5 of the Schedule to the Loan Agreement is hereby amended by deleting the following text appearing in Section b thereof entitled "Minimum Fixed Charge Coverage Ratio."

          "Borrower shall maintain a quarterly minimum Fixed Charge Coverage Ratio of 1.25 to 1.00."

     and substituting the following therefor:

          "With the exception of the quarter ended June 30, 2003, Borrower shall maintain a quarterly minimum Fixed Charge Coverage Ratio of 1.25 to 1.00."

4. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Negative Pledge Agreement and acknowledges, confirms and agrees that the Negative Pledge Agreement remains in full force and effect.

6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 31, 2002 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof, except as previously disclosed to the Bank.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
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8.   RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the Bank to pay any amounts under the Obligations.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

12. COUNTERSIGNATURE/EFFECTIVENESS. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.


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     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.


                                                  BORROWER:


                                                  SCANSOFT, INC.


                                                  By: /s/ Richard S. Palmer
                                                     --------------------------
                                                  Name:
                                                  Title: SVP & CFO
                                                        -----------------------



                                                  BANK:


                                                  SILICON VALLEY BANK, d/b/a
                                                  SILICON VALLEY EAST


                                                  By: /s/ John Adanasoff
                                                     --------------------------
                                                  Name: John Adanasoff
                                                  Title: Vice President
                                                        -----------------------

     The undersigned ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated October 31, 2002 (the "Guaranty") and a certain Security Agreement dated October 31, 2002 (the "Security Agreement") and acknowledges, confirms and agrees that the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.


CAERE CORPORATION


By: /s/ Richard S. Palmer
   ---------------------------
Name: Richard S. Palmer
     -------------------------
Title: SVP & CFO
      ------------------------